Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-42114 and Form S-3 Nos. 333-42390, 333-46756, 333-53025, 333-72118, 333-53200, 333-85632, 333-86658 and 333-88152) of our report dated August 15, 2003, with respect to the financial statements of Hypertension Diagnostics, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 2004.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
September 28, 2004